Exhibit 4.15

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT: (I) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO; (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED; (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES; OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

[_________________]	[______] Shares

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

This Warrant is issued, for value received, to Charles Jacobson (the “Holder”), who is entitled to purchase [______] shares (as may be adjusted pursuant to Section 4 hereof, the “Shares”) of common stock, $0.0001 par value per share (the “Stock”), of Mobix Labs, Inc., a Delaware corporation (the “Company”), at an exercise price per share which shall be the greater of (i) at least the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)) as of the trading day immediately prior to the date of the Purchase Agreement (as defined below), or (ii) $[____] per share (such price, as adjusted pursuant to Section 4 hereof, the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued pursuant to that certain Stock Purchase Agreement, dated as of [____], by and between the Company and the Holder (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.

1. Term. The Warrant shall be exercisable for a term of 36 months from the date of issuance (the “Termination Date”).

2. Method of Exercise: Payment.

a. Exercise Procedure. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed (the “Notice of Exercise”)) at the principal office of the Company and by the payment to the Company by check or wire transfer to an account designated by the Company of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased. The person in whose name any certificate representing shares of Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder of record of and shall be treated for all purposes as the record holder of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, the Company shall, as soon as reasonably practicable after exercise, cause the Transfer Agent to record the Shares in book-entry form (DWAC/FAST if eligible) and deliver evidence of issuance to the Holder. Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof as soon as practicable.

b. Partial Exercise. This Warrant may be exercised for less than the full number of shares of Stock first shown above, provided that this Warrant may not be exercised in part for less than a whole number of shares of Stock. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of shares of Stock as to which rights have not been exercised (subject to adjustment as herein provided).

c. Share Cap. Notwithstanding anything to the contrary contained herein, the Company shall not issue to Holder, and Holder shall not be entitled to acquire, any Shares or Warrant Shares to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued to Holder hereunder and upon exercise of the Warrants would equal or exceed 19.99% of the outstanding shares of Common Stock or voting power of the Company immediately prior to the execution of this Warrant (the “Share Cap”), unless and until the Company shall have obtained the shareholder approval required by Nasdaq Listing Rule 5635(d). The Share Cap shall be appropriately adjusted for any stock split, reverse stock split, stock dividend, reorganization or other similar event. The Share Cap is for the sole benefit of the Company and may be increased, decreased or waived only with the Company’s prior written consent. Holder shall have no right to demand any issuance in excess of the Share Cap unless and until the Company elects, in its sole discretion, to seek and has obtained any required approvals.

d. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect any issuance of Warrant Shares, and Holder shall not have the right to acquire any such securities, to the extent that after giving effect to such issuance, Holder (together with Holder’s affiliates) would beneficially own in excess of 4.99% of the outstanding shares of Common Stock immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”); provided, however, that Holder may, upon written notice to the Company, increase or decrease the Beneficial Ownership Limitation to any other percentage not to exceed 9.99% upon 61 days’ prior written notice to the Company.

e. Cashless Exercise. In lieu of payment of the Exercise Price in cash, the Holder may elect to receive shares equal to the value of this Warrant (or part thereof) by surrender of this Warrant and delivery of a duly executed Notice of Exercise, in which event the Company shall issue a number of shares computed using the formula: X = Y(A − B)/A, where: X = shares to be issued; Y = shares being exercised; A = the Fair Market Value per share on the exercise date; B = the Exercise Price. “Fair Market Value” means the closing price of the Common Stock on Nasdaq on the trading day immediately prior to the exercise date (or, if not traded on such date, the next preceding trading day), or if unavailable, the average of the closing bid and asked prices on such date.

f. Taxes and Fees. The Company shall not be required to issue Shares upon any exercise until the Holder has paid any transfer taxes attributable to the issuance to a Person other than the Holder. The Company shall bear customary transfer agent issuance fees for exercises under this Warrant initiated in accordance with its terms; the Holder shall bear any fees related to transfers by the Holder or legend removals requested by the Holder absent Company breach.

3. Stock Fully Paid: Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant such number of its duly authorized shares of Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants, subject to applicable stock exchange rules, including the Nasdaq Listing Rules.

4. Adjustment of Exercise Price and Number of Shares. If the Company subdivides the outstanding shares of the class of Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding shares of the class of Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased, and the number of Shares shall be proportionately decreased. Each adjustment in the number of Shares issuable will be to the nearest whole share and each adjustment of the Exercise Price will be calculated to the nearest cent.

5. Notice of Adjustments. Whenever the Exercise Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall prepare a notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price, and the number of Shares purchasable hereunder after giving effect to such adjustment, and promptly deliver the notice to the Holder.

6. Fractional Shares. No fractional shares of Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor based on the fair market value of the Stock on the date of exercise as reasonably determined in good faith by the Company’s board of directors.

7. Securities Law Compliance; Transfers.

a. Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Stock to be issued upon exercise hereof are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act or an exemption from such registration is available, the Holder hereof shall confirm in writing that the shares of Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped, imprinted, or otherwise notated with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT: (I) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO; (II) AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED; (III) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES; OR (IV) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant that:

i. The Holder is aware of the Company’s business affairs and financial condition and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Act.

ii. The Holder understands that this Warrant and any securities issuable upon the exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one (1) year or any other fixed period in the future.

iii. The Holder further understands that this Warrant and any securities issuable upon the exercise hereof must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Holder understands that the Company is under no obligation hereunder to register this Warrant and any securities issuable upon the exercise hereof.

iv. The Holder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: (i) the availability of certain public information about the Company, the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold; (ii) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and (iii) the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein.

v. The Holder further understands that at the time it wishes to sell this Warrant and any securities issuable upon the exercise hereof there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder may be precluded from selling this Warrant and any securities issuable upon the exercise hereof under Rule 144 even if the six (6) month minimum holding period had been satisfied.

vi. The Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

vii. The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

viii. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant and any securities issuable upon the exercise hereof.

b. Disposition of Warrant or Shares. The Holder shall not transfer, assign, encumber, or otherwise dispose of this Warrant except (A) to a Permitted Transferee as provided below, or (B) with the Company’s prior written consent; any transfer not in compliance herewith shall be void ab initio. With respect to any permitted offer, sale or other disposition of this Warrant or any shares of Stock acquired pursuant to the exercise of this Warrant, in each case prior to registration of such Warrant or shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing in sufficient detail the manner thereof, together with a written opinion of such holder’s counsel (or other evidence of compliance reasonably satisfactory to the Company), if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such laws. Promptly upon receiving such written notice and reasonably satisfactory opinion (or other evidence of compliance), if so requested, the Company, as promptly as practicable, shall notify such holder whether such holder may sell or otherwise dispose of this Warrant or such shares of Stock, all in accordance with the terms of the notice delivered to the Company. Notwithstanding the foregoing, at any time that the Stock of the Company is publicly traded, such Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company and its counsel may reasonably request to provide assurance that the provisions of Rule 144 have been satisfied. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

c. Applicability of Restrictions. Notwithstanding the foregoing consent requirement, neither the restrictions nor the requirements of Sections 7(a) or 7(b) shall apply to a transfer of, or grant of a security interest in, this Warrant or any part hereof made in accordance with all applicable securities laws: (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company; (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member; (iii) to any affiliate of the Holder if the Holder is an entity; or (iv) if the Holder is a natural person, during such Holder’s lifetime or on death by will or intestacy to such Holder’s immediate family or to any custodian or trustee for the account of such Holder or such Holder’s spouse, lineal descendant, father, mother, brother, or sister of the Holder; provided, however, in any such transfer or granting of security interest contemplated by clauses (i) through (iv) above, if applicable, the transferee or grantee shall agree in writing to be bound by the terms of this Warrant as if an original holder hereof. Any Permitted Transferee must agree in writing to be bound by this Warrant.

d. No Short Sales. For so long as this Warrant is outstanding, the Holder shall not, directly or indirectly, engage in any short sale (as defined in Rule 200 of Regulation SHO) of the Common Stock.

8. No Rights as a Stockholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Representations and Warranties of the Company. As a material inducement to the Holder to enter into this Warrant, the Company hereby represents and warrants to the Holder that the following statements are true and correct, which representations and warranties are made only as of the Closing Date and are qualified in their entirety by the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) as of the Closing Date.

a. Due Authorization. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Warrant.

b. Authorization; No Breach. The execution, delivery and performance of this Warrant has been duly authorized by the Company. Assuming that this Warrant constitutes the legal, valid and binding obligation of the Holder, then this Warrant constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Warrant in accordance with its terms. The execution and delivery by the Company of this Warrant in accordance with the terms of this Warrant does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (other than any consent that has been obtained on or prior to the date hereof, and other than required filings with the Securities and Exchange Commission (the “Commission”)), any third party or any court or administrative or governmental body or agency pursuant to, (A) the Company’s certificate of incorporation or bylaws, or (B) any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

c. Valid Issuance of Shares When Exercised. The Warrant Shares, when issued and delivered in accordance with the terms of this Warrant and the Warrants, will be validly issued, fully paid, and non-assessable, and free of any liens or encumbrances created by the Company, except as disclosed in the Company’s SEC filings as of the Closing Date.

d. SEC Filings; Financial Information. True and complete copies of the SEC Filings (as defined below) are available to the Holder through the EDGAR system (other than any information for which the Company has received confidential treatment from the SEC). Since January 1, 2024, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”). At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

e. No Material Adverse Change. Since the date of the Company’s most recent SEC filing, there has been no material adverse change in the business, financial condition, or results of operations of the Company, to the Company’s knowledge, except as publicly disclosed in such filings.

f. Private Offering; No General Solicitation; Bad Actor. Neither the Company nor any person acting on its behalf has offered or sold any of the Warrants by any form of general solicitation or general advertising in violation of the Securities Act. Assuming the accuracy of the representations and warranties of the Holder, the offer, sale and issuance of the Warrants are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. No “bad actor” disqualifying event described in Rule 506(d)(1) under the Securities Act applies to the Company or, to the Company’s knowledge, any person covered by Rule 506(d)(1).

10. Representations and Warranties of the Holder. As material inducement to the Company to enter into this Warrant, the Holder hereby represents and warrants to the Company that the following statements are true and correct.

a. Power and Authorization; No Breach. The Holder possesses all requisite legal capacity, power, and authority to execute and deliver this Warrant and to perform the Holder’s obligations hereunder. This Warrant constitutes the legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. The execution and delivery by the Holder of this Warrant, and the performance of the Holder’s obligations hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to any law, statute, rule, or regulation to which the Holder is subject, or any agreement, instrument, order, judgment, or decree to which the Holder is subject.

b. Full Satisfaction of Obligations. The Holder acknowledges that, upon the Company’s delivery of the Warrant Shares in accordance with the terms hereof and the payment of the applicable Exercise Price, the Company will have satisfied its delivery obligations with respect to such Warrant Shares, and all other covenants expressly stated to survive shall remain in full force and effect.

c. Broker’s Fees. The Holder has not retained or authorized any investment banker, broker, finder, or other intermediary to act on behalf of the Holder or incurred any liability for any banker’s, broker’s, or finder’s fees or commissions in connection with the transactions contemplated by this Warrant whose fees would be payable by the Company.

d. Investment Intent. The Holder is acquiring this Warrant, and upon exercise will acquire the Warrant Shares, for the Holder’s own account and not for the account of others or as nominee or agent, and not with a view to, or for, resale, distribution, syndication, or fractionalization thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act of 1933, as amended (the “Securities Act”), without prejudice, however, to the Holder’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws.

e. Investment Experience. The Holder understands that the Holder’s investment in the Warrant and the Warrant Shares involves a high degree of risk and that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of such securities. The Holder acknowledges that it can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

f. Disclosure of Information. The Holder has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business, and the terms and conditions of the offering of the Warrant and the Warrant Shares.

g. Accredited Investor. The Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

h. No General Solicitation. The Holder did not acquire the Warrant as a result of any general solicitation or general advertising as defined in Rule 502(c) under the Securities Act.

i. Sanctions Compliance. The Holder represents that neither it nor any of its officers, directors, or controlling persons is a person or entity that is, or is owned or controlled by persons that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or (ii) located, organized, or resident in a country or territory that is the subject of comprehensive sanctions.

j. Reliance on Representations. The Holder acknowledges and agrees that it has not relied upon any representation or warranty by the Company or any of its representatives other than those expressly set forth in this Warrant or the Purchase Agreement, and that it will comply with all applicable securities laws in connection with any resale of the Warrant or the Warrant Shares. The Holder shall bear all costs and expenses of any resale, including any transfer taxes and legal fees, and the Company shall have no obligation to register the Warrant or the Warrant Shares for resale.

11. Market Stand-off Agreement. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company. Such restriction (the “Market Stand-Off”) shall be for a period commencing on the date of the final prospectus for the offering and ending on the date specified by the Company and the underwriter; provided, however that such period shall not exceed the greater of: (i) ninety (90) calendar days; or (ii) if required by such underwriter, such longer period of time as is necessary to enable the underwriter to issue a research report, analyst recommendation or opinion in accordance with the then-applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. and the applicable stock exchange, but in no event in excess of one hundred eighty (180) calendar days following the date of the final prospectus relating to such offering. The Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the Company becomes a public reporting company. The Holder shall be subject to the Market Stand-Off provided, and only if, the officers and directors of the Company are also subject to similar restrictions. The parties acknowledge that this section shall survive the Termination Date.

12. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of an indemnity (but without bond), or, in the case of mutilation, upon surrender of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor.

13. Miscellaneous.

a. Notice. All notices and other communications relating to this Warrant shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by e-mail properly addressed (with confirmation of transmission); or (z) actual receipt by the other party or an employee or agent of the other party. Notice to the Company shall be given as follows:

If to the Company:

Mobix Labs, Inc.

1 Venture Plaza, Suite 220

Irvine, California 92618

Attention: General Counsel

E-mail: Legal@mobixlabs.com

with a copy to (which shall not be deemed notice):

[____________________]

[____________________]

[____________________]

[____________________]

[____________________]

if to the Holder, to the address set forth on the signature page hereof.

b. Severability. Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Warrant.

c. Entire Agreement. This Warrant constitutes the entire agreement among the parties solely with respect to the subject matter hereof and thereof and supersede any prior understandings or agreements between or among the parties solely with respect to the subject matter hereof and thereof. The parties hereto make no representations or warranties to each other, express (except as contained in this Warrant) or implied, and any and all prior representations and warranties made by any party hereto or its representatives, whether verbally or in writing, are deemed to have been merged into this Warrant and the contemplated hereby, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Warrant. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless expressly indicated otherwise, all section references are to sections of this Warrant.

d. Counterparts. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

e. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. This Warrant is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

f. Governing Law; Venue and Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the state of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state of California for the adjudication and binding arbitration of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such tribunal, that such arbitration, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party irrevocably agrees that any action (i) to seek temporary, preliminary or permanent injunctive relief or specific performance, or (ii) to enforce any arbitration award, may be brought in the state or federal courts located in Orange County, California, and each party hereby submits to the exclusive jurisdiction of such courts for such limited purposes. EACH PARTY WAIVES ANY RIGHT TO A JURY TRIAL. All other disputes shall be resolved exclusively by arbitration as set forth below.

g. Mandatory Arbitration. Any controversy, claim or dispute arising out of or relating to this Warrant, whether in contract or tort, shall be settled solely and exclusively by a binding arbitration process administered by JAMS in Orange County, California. Such arbitration shall be conducted in accordance with the then-existing JAMS Expedited Arbitration Procedures, as set forth in the JAMS Arbitration Rules of Practice and Procedure, with the following exceptions if in conflict: (i) one arbitrator who is a retired judge shall be chosen by JAMS; (ii) each party to the arbitration will pay one-half of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (iii) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Warrant. This dispute resolution process and any arbitration hereunder shall be confidential, and no party shall disclose the existence, contents or results of such process without the prior written consent of all parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing Expedited Procedures as set forth in the Commercial Arbitration Rules as modified by this subsection. In such an event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof, and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Warrant or enjoining and restraining such breach.

h. Amendments and Waivers. No provision of this Warrant may be amended or waived without the prior written consent or agreement of the Company and Holder.

i. Business Days. Whenever the terms of this Warrant call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

j. No Third-Party Beneficiary. Except for the parties to this Warrant and their respective successors and assigns, nothing expressed or implied in this Warrant is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Warrant.

k. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

l. Transfers in Violation of Agreement. Any transfer or attempted transfer of the Shares, or any capital stock in violation of any provision of this Warrant shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Shares or capital stock as the owner of such stock for any purpose.

m. Further Assurances. Upon the request of a party hereto, each of the parties hereto shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Warrant.

n. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Warrant shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this Warrant on the date first above written.

COMPANY:
MOBIX LABS, INC.

By:
[___________]
[___________]
[___________]

HOLDER:

By: ____________________________________________
Name: __________________________________________
Company (if applicable): ____________________________
Title (if applicable): ________________________________
EIN: ___________________________________________
Address: _______________________________________
City, State, Zip: ___________________________________
Telephone: ______________________________________
Email: __________________________________________

EXHIBIT A

NOTICE OF EXERCISE

To:	Mobix Labs, Inc.

Attn: General Counsel

1 Venture Plaza, Suite 220

Irvine, CA 92618

1. The undersigned (the “Holder”) hereby elects to exercise the attached warrant (the “Warrant”) as to [____] shares of Common Stock of Mobix Labs, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full. The purchase price is being paid by (check one):

☐	(i)	check
☐	(ii)	wire transfer
☐	(iii)	cashless (net share) exercise

DTC Participant No.: ____________________________

Account Number: ______________________________

Contact at Broker/Bank: __________________________

Contact Phone/Email: ____________________________

2. Please issue the shares in the name of the Holder, or as set forth below (if information is filled out below).

______________________________

(Name)

______________________________

(Address)

3. The Holder represents that the aforesaid shares are being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling such shares.

HOLDER:

By:
Name:
Title:
Date: